UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 11, 2021

The Manitowoc Company, Inc.

(Exact name of Registrant as Specified in Its Charter)

Wisconsin	1-11978	39-0448110
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11270 West Park Place, Suite 1000 Milwaukee, WI		53224
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (414) 760-4600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 Par Value	MTW	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 11, 2021, the Company adopted a form of employment agreement to be entered into with its executive officers (the “Employment Agreements”).  The Employment Agreements are effective on February 11, 2021 and supersede any Contingent Employment Agreements between the Company and the executive officers.

The Employment Agreements specify the following titles for each executive officers and provide that the executive officers will have the normal duties, responsibilities and authority of such positions, subject to expansion or limitation by the Board of Directors’ (or, in the case of executive officers other than the Chief Executive Officer, by the Chief Executive Officer):

Name	Title in Employment Agreement
Aaron H. Ravenscroft	President and Chief Executive Officer
David J. Antoniuk	Executive Vice President and Chief Financial Officer
Leslie L. Middleton	Executive Vice President Mobile Cranes
Thomas L. Doerr, Jr.	Executive Vice President, General Counsel and Secretary
Terrance L. Collins	Executive Vice President, Human Resources

The Employment Agreements specify the compensation and benefits that will be provided to the executive officers during the term of the Employment Agreements, including a base salary, eligibility for short- and long-term incentive compensation programs, the same benefits that are made available to other employees in similar positions and reimbursement of reasonable business expenses.  The initial base salaries of the executive officers are specified in the Employment Agreements as follows, subject to adjustment from time to time as provided in the Employment Agreements:

Name	Base Salary
Aaron H. Ravenscroft	$800,000
David J. Antoniuk	$522,700
Leslie L. Middleton	$388,000
Thomas L. Doerr, Jr.	$400,000
Terrance L. Collins	$372,600

The Employment Agreements do not have a fixed term, but will continue until terminated by the Company or the executive officer.  If the executive officer’s employment is terminated by the Company without “cause” (as defined in the Employment Agreement”) or by the executive officer for “good reason” (as defined in the Employment Agreement) prior to a “change of control” (as defined in the Employment Agreement), then, if the executive officer provides a separation agreement, the executive officer will be entitled to (1) severance in the amount of one times (two times, in the case of the Chief Executive Officer) the total of the executive officer’s base salary plus target annual bonus, (2) a pro rata portion of the executive officer’s annual bonus for the year of the termination, based on the Company’s actual performance, (3) Company-paid COBRA coverage for 12 months (24 months in the case of the Chief Executive Officer) and (4) outplacement benefits and assistance for 12 months (24 months in the case of the Chief Executive Officer) up to a cost of $25,000 ($50,000 in the case of the Chief Executive Officer).  In addition, unless a more favorable result is provided under the Company’s equity incentive plan or an award agreement, (a) unvested stock options or stock appreciation rights will vest on a pro rata basis and be exercisable for up to 12 months, (b) unvested restricted stock or restricted stock units will vest on a pro rata basis and (c) unearned performance shares or performance share units will be pro rated and remain eligible to be earned based on actual performance through the end of the performance period.

The Employment Agreements define “cause” to include (1) the executive officer’s conviction of, or plea of guilty or nolo contendere to, certain crimes, (2) certain acts of fraud or dishonesty by the executive officer with respect to the Company or its affiliates, (3) the executive officer’s willful misconduct that the Company reasonably believes could be detrimental to the Company in a non-immaterial manner or reflect poorly on the Company, (4) the executive officer’s willful breach of certain sections in the Employment Agreement, (5) the executive officer’s failure to comply with certain Company policies or (6) the executive officer’s material breach of the Employment Agreement.

The Employment Agreements define “good reason” to include (1) the executive officer’s primary work location being moved by more than 50 miles, (2) a material reduction or diminution in the executive officer’s principal duties and responsibilities, (3) certain adverse changes in the executive officer’s total target compensation or (4) the Company’s material breach of the Employment Agreement.

The Employment Agreements define a “change of control” as the first to occur of (1) any person (subject to specified exceptions) becoming the beneficial owner of 30% or more of the combined voting power of the Company’s then outstanding securities, (2) the Company merging or consolidating with any other entity, subject to exceptions for mergers or consolidations that would not result in a change or more than 60% ownership or in any person acquiring more than 30% of the combined voting power of the Company’s then outstanding securities, (3) the Company or any subsidiary selling, assigning or otherwise transferring more than 50% of the Company’s assets, (4) the Company dissolving and liquidating substantially all of its assets or (5) a change in the majority of the Company’s Board of Directors (excluding changes resulting from new directors whose appointment or nomination was approved by a vote of at least two-thirds of the then-serving continuing directors).

If the executive officer’s employment is terminated by the Company without cause or by the executive officer for good reason within the two-year period following a change of control, then, if the executive officer provides a separation agreement, the executive officer will be entitled to (1) severance in the amount of two times (three times, in the case of the Chief Executive Officer) the total of the executive officer’s base salary plus target annual bonus, (2) a pro rata portion of the executive officer’s annual bonus for the year of the termination, based on the Company’s actual performance, (3) health and medical insurance benefits for 24 months (36 months in the case of the Chief Executive Officer) and (4) outplacement benefits and assistance for 24 months (36 months, or such shorter period as may be required to comply with or be exempt from applicable tax regulations, in the case of the Chief Executive Officer), up to a cost of $25,000 ($50,000 in the case of the Chief Executive Officer).  In addition, unless a more favorable result is provided under the Company’s equity incentive plan or an award agreement, (a) unvested stock options or stock appreciation rights will vest in full and be exercisable for up to 12 months, (b) unvested restricted stock or restricted stock units will vest in full and (c) unearned performance shares or performance share units will be deemed earned at the target level and fully vested.  These change of control termination benefits would also apply if the executive officer’s employment were terminated by the Company without cause within the six months prior to a change of control and the executive officer can reasonably demonstrate that the termination was in connection with or in anticipation of the change of control.

The Employment Agreements include customary confidentiality and restrictive covenant provisions, including non-solicitation, non-competition, non-interference and non-disparagement provisions.

The foregoing summary of the Employment Agreements is not a complete description and is qualified in its entirety by reference to the full text of the Form of Employment Agreement, a copy of which is attached as Exhibit 10.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibit
	10.1	Form of Employment Agreement for Executive Officers

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THE MANITOWOC COMPANY, INC.
(Registrant)

DATE: February 12, 2021	/s/ Thomas L. Doerr, Jr.
Thomas L. Doerr, Jr.
Executive Vice President, General Counsel and Secretary

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